                               EXHIBIT 23-1











                       Independent Auditors' Consent
                       -----------------------------


The Board of Directors
Mercantile Bancorporation Inc.:

Plan Administrator
Mercantile Bancorporation Inc.
  Horizon Investment and Savings Plan and Trust:

We consent to incorporation by reference in the Registration Statement (No. 33-35139) on Form S-8, of Mercantile Bancorporation Inc. related to the Mercantile Bancorporation Inc. Horizon Investment and Savings Plan and Trust of our report dated June 14, 1996, relating to the statements of assets available for plan benefits of the Mercantile Bancorporation Inc. Horizon Investment and Savings Plan and Trust as of December 31, 1995 and 1994, and the related statements of changes in assets available for plan benefits for the years then ended, which report appears in the 1995 Annual Report on Form 10-K/A of Mercantile Bancorporation Inc.



                                                    s/KPMG PEAT MARWICK LLP





St. Louis, Missouri
June 27, 1996